Exhibit 10.1

Execution Copy

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of December 1, 2009 (this “Agreement”), is by and between ENER1, INC., a Florida corporation (the “Company”), and ITOCHU CORPORATION, a Japanese corporation (the “Investor”).

A. The Investor wishes to purchase from the Company, and the Company wishes to sell to the Investor, upon the terms and subject to the conditions set forth in this Agreement, the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), set forth opposite the Investor’s name on Exhibit A.

B. The purchase price per share of Common Stock shall be equal to US$6.18. The aggregate offering of Common Stock to the Investor shall be up to approximately US$20,000,000.

C. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by the provisions of Section 4(2) of the Securities Act of 1933 (as amended, together with the rules and regulations promulgated thereunder) (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act.

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. TERMINOLOGY AND USAGE.

1.1 Definitions. When used herein, the terms below shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with the subject Person, (b) that, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) of which ten percent (10%) or more of the voting equity is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing Price” on a Trading Day means the closing sales price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company and reasonably satisfactory to the Investor.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

“Disclosure Documents” means all reports, schedules, registration statements and definitive proxy statements filed by the Company with the Commission after December 31, 2008.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder).

“Execution Date” means the date of this Agreement.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) interpretations of the Commission and the staff of the Commission, and (iv) in such other statements by such other Person as have been approved by a significant segment of the accounting profession, in each case as are in effect as of the date of determination. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period, except as may be expressly stated in the related notes thereto.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market, self-regulatory organization and the Financial Industry Regulatory Authority, Inc.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any Governmental Authority.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Knowledge” means, as to the Company, the knowledge of the Company after having made all reasonable inquiries to obtain and/or verify the information, fact(s) and/or circumstance(s).

“Material Adverse Effect” means a material and adverse effect on (a) the consolidated business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole, (b) the ability of the Company to perform its material obligations under this Agreement or (c) the material rights and benefits to which the Investor is entitled under this Agreement, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general or political conditions, domestic or foreign securities, or credit or financial markets, (ii) effects caused by material changes or circumstances that are generally applicable to the industry in which the Company and its subsidiaries operate, (iii) effects resulting from or relating to the material announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iv) any acts of terrorism or war, except, in each case to the extent that such effect has a materially disproportionate effect on Company and its subsidiaries, taken as whole, as compared to other similarly situated Persons that operate in the industry in which Company and its subsidiaries operate.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the Nasdaq Global Market or such other principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Rule 144” means Rule 144 (as may be amended from time to time) promulgated pursuant to the Securities Act or any successor provision.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the Principal Market.

1.2 Definitional Cross-References. Each of the following additional terms shall have the meaning defined for such term in the Section set forth opposite such term below:

“Agreement”	Preamble
“Closing”	Section 2.1
“Closing Date”	Section 2.1
“Commission”	Recitals
“Common Stock”	Recitals
“Company”	Preamble
“Investor”	Preamble
“Investor Party”	Section 5.4
“Regulation D”	Recitals
“Securities Act”	Recitals
“Shares”	Section 2.1
“Short Sales”	Section 3.11

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. PURCHASE AND SALE OF COMMON STOCK.

2.1 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in Section 2.2, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the number of shares of Common Stock set forth opposite the Investor’s name on Exhibit A. The shares of Common Stock to be purchased by the Investor hereunder are sometimes referred to herein as the “Shares”. The purchase price per share of Common Stock shall be US$6.18. The date on which the closing (the “Closing”) occurs is hereinafter referred to as the “Closing Date”. The Closing shall be deemed to occur at the offices of Mazzeo Song & Bradham LLP, 708 Third Avenue, 19th Floor, New York, New York 10017, or at such other locations, remotely by facsimile transmission or other electronic means, as the parties may mutually agree, when the conditions to the Closing specified in Section 2.2 shall have all been satisfied or waived as specified therein.

2.2 Conditions to Closing.

(a) Conditions to the Investor’s Obligations at the Closing. The Investor’s obligation to effect the Closing, including, without limitation, its obligation to purchase the Shares at the Closing, is conditioned upon the fulfillment (or waiver in a written form by the Investor in its sole and absolute discretion) of each of the following events as of the Closing Date:

(i)	the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except that, to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

(ii)	the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

(iii)	the Company shall have delivered to the Investor a reasonably acceptable opinion of legal counsel dated as of the Closing Date;

(iv)	the Company shall have delivered to the Investor (i) a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (x) the articles of incorporation and by-laws of the Company, and (y) resolutions passed by the Board of Directors authorizing the transactions contemplated by this Agreement, and (ii) a recently dated good standing certificate or similar document verifying that the Company is validly existing and in good standing under the laws of the State of Florida; and

(v)	there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

(b) Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing, including, without limitation, its obligation to issue the Shares to the Investor at the Closing, are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(i)	the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except that, to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

(ii)	the Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Investor on or before the Closing;

(iii)	there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby; and

(iv)	the Investor shall have tendered to the Company the purchase price for the Shares by wire transfer of immediately available funds.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

3.1 Authorization; Enforceability. The Investor is duly organized, validly existing and in good standing under the laws of its formation and has the requisite corporate power and authority to purchase the Shares to be purchased by it hereunder and to execute and deliver this Agreement and no further consent is required by the Investor, its board of directors, stockholders, managers, members or partners. This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, and (iii) applicable laws limiting the enforcement of indemnification and contribution provisions or waivers of the right to a trial by jury.

3.2 Accredited Investor. The Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) was not formed or organized for the specific purpose of making an investment in the Company, and (iii) is acquiring the Shares solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act; provided, however, that in making such representation, the Investor does not agree to hold the Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Shares at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition. The Investor can bear the economic risk of a total loss of its investment in the Shares and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Shares.

3.3 Information. The Investor acknowledges that it has reviewed the Disclosure Documents and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the statements, representations and warranties made by the Company and contained in Section 4 of this Agreement and the Disclosure Documents.

3.4 Limitations on Disposition. The Investor acknowledges that the Shares have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

3.5 Legend. The Investor understands that the certificates representing the Shares may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered for sale or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with respect thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

Notwithstanding the foregoing, it is agreed that, as long as (a) the resale or transfer of any of the Shares is registered pursuant to an effective registration statement, or (b) such Shares have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation and a legal opinions reasonably acceptable to the Company in connection therewith, such Shares shall be issued without any legend or other restrictive language and, with respect to Shares upon which such legend is stamped, the Company shall issue new certificates without such legend to the Investor (or its transferee) upon request. The Company shall execute and deliver written instructions to the transfer agent for its Common Stock as may be necessary to satisfy any request by the Investor for removal of such legends no later than the close of business on the third Business Day following the receipt of the request from the Investor to the extent such legends may be removed in accordance with this Section 3.5.

3.6 Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Investor set forth in this Section 3 in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. The Investor acknowledges that it is not purchasing the Shares based upon any advertisement in any publication of general circulation. The Investor is relying on the representations, acknowledgements and agreements made by the Company in Section 4 and elsewhere in this Agreement in making investing, trading and/or other decisions concerning the Company’s securities.

3.7 Non-Affiliate Status; Common Stock Ownership. The Investor is not an Affiliate of the Company and is not acting in association or concert with any other Person in regard to its purchase of the Shares or otherwise in respect of the Company. The Investor’s investment in the Shares is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

3.8 Fees. The Investor has not agreed to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3.9 No Conflicts. The execution and performance of this Agreement do not conflict in any material respect with any agreement to which the Investor is a party or is bound, any court order or judgment applicable to the Investor, or the constituent documents of the Investor.

3.10 No Governmental Review. The Investor understands that no federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon the accuracy of any information provided to the Investor or made any findings or determinations as to the merits of the offering of the Shares.

3.11 Certain Trading Activities. The Investor has not, in violation of the securities laws, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales, “locking-up,” borrowing or hedging activities involving the Company’s securities) since the time that the Investor and the Company were first in contact regarding the investment in the Company contemplated by this Agreement. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales, “locking-up,” borrowing or hedging activities involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed pursuant to Section 5.1(c). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor and agrees with the Investor that, as of the Execution Date:

4.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business.

4.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, including, without limitation, the issuance and sale of the Shares to the Investor in accordance with the terms hereof and thereof. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been taken, and no further consent or authorization of any Person (including, without limitation, any of the Board of Directors, stockholders, managers or any Governmental Authority) is required under any organizational document, contract, Governmental Requirement or otherwise. The Board of Directors has taken all action required by applicable law and the organizational documents of the Company to be taken by it to duly authorize the execution of and performance of the Company’s obligations under this Agreement.

4.3 Enforcement. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, and (iii) applicable laws limiting the enforcement of indemnification and contribution provision or waivers of the right to a trial by jury.

4.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission on a timely basis or has received a valid extension to such time of filing of all Disclosure Documents that the Company was required to file with the Commission. The Company is not aware of any event occurring on or prior to the Execution Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Execution Date. Each Disclosure Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act. All documents required to be filed as exhibits to the Disclosure Documents have been filed as required or will be filed with the next periodic report of the Company required to be filed with the Commission as permitted under the Exchange Act or the Securities Act, as applicable. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then as of the date of such filing). Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

4.5 Due Authorization; Valid Issuance. The Shares are duly authorized and, when issued, sold and delivered in compliance with the terms of this Agreement, shall be duly and validly issued, free and clear of any liens imposed by or through the Company. Assuming the accuracy of each Investor’s representations contained herein, the issuance and sale of the Shares under this Agreement shall be effected in compliance with all applicable federal and state securities laws.

4.6 No Conflict. The Company is not in violation of any provisions of its articles of incorporation, bylaws or any other organizational document. The Company is not in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company, except for any violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and (ii) consummation by the Company of the transactions contemplated hereby shall not result in any violation of any provisions of the Company’s articles of incorporation, bylaws or any other organizational document, or in a default under any provision of any material instrument or agreement to which the Company is a party or by which it or any of its Property is bound, or in violation of any court order or judgment applicable to the Company or provision of any Governmental Requirement applicable to the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such instrument or agreement.

4.7 Financial Condition. The financial condition of the Company is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company. There has been no (i) material adverse change to the business, assets, financial condition or results of operations of the Company since the date of the Company’s most recent financial statements contained in the Disclosure Documents, or (ii) material change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

4.8 Litigation. There is no material claim, litigation or administrative proceeding pending, or, to the Company’s Knowledge, threatened or contemplated, against the Company, or against any officer, director or employee of the Company in connection with such Person’s employment therewith. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected (in the judgment of the Company) to have a Material Adverse Effect.

4.9 Intellectual Property. To the Knowledge of the Company, the Company and its subsidiaries own, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the Knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of their business as presently conducted, other than with respect to software which is generally commercially available and not used or incorporated into the Company’s or its subsidiaries’ products and open source software which may be subject to one or more “general public” licenses or where the absence of such rights do not have or result in a Material Adverse Effect. The business of each of the Company and its subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and its subsidiaries do not, to the Knowledge of the Company, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect. Neither the Company nor its subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its subsidiaries, or which the Company or its subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or its subsidiaries and, to the Company’s Knowledge, there is no valid basis for any such claim (whether or not pending or threatened). The Company and its subsidiaries have taken measures in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or its subsidiaries which has not been patented or copyrighted.

4.10 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares, (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Shares under the Securities Act, or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to the Investor for purposes of the Securities Act or of any applicable stockholder approval provisions nor shall the Company or any Affiliate take any action or steps that would cause the offering of the Shares to be so integrated with other offerings.

4.11 Fees. The Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each Investor from and against any claim by any Person alleging that the Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

4.12 Executive Officers. The “executive officers” (as defined in Rule 501(f) of the Securities Act) of the Company are currently serving in the capacity described in the Disclosure Documents. The Company has no Knowledge of any fact or circumstance (including, without limitation, (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the reasonably foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

4.13 Labor Matters. There is no strike, labor dispute or union organization activities pending or, to the Knowledge of the Company, threatened between the Company and their respective employees. No employees of the Company belong to any union or collective bargaining unit. The Company has complied with all applicable federal and state equal opportunity and other laws related to employment.

4.14 Environment. The Company is not subject to any liabilities under any Environmental Law, nor, to the Company’s Knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company. The Company has not violated any Environmental Law applicable to it now or previously in effect.

4.15 ERISA. The Company is in compliance with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each pension plan maintained or contributed to by the Company, or pursuant to which the Company has any obligations, except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

4.16 Insurance. The Company maintains insurance for itself in such amounts and covering such losses and risks as are reasonably sufficient and customary in the businesses and location in which the Company is engaged. As of the date hereof, no notice of cancellation has been received for any of such policies and the Company is in compliance in with all of the terms and conditions thereof. The Company has no reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains director’s and officer’s insurance in such amounts and covering such losses and risks that are customary for businesses that are reasonably comparable to the Company.

4.17 Property. The Company does not own any real property. The Company has good and marketable title to all personal Property owned by it. Any Property held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company.

4.18 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.19 Transfer Taxes. No stock transfer or other taxes (other than income or similar taxes) are required to be paid in connection with the issuance and sale of any of the Shares, other than such taxes for which the Company has established appropriate reserves and intends to pay when and as such taxes are due.

4.20 Sarbanes-Oxley Act; Internal Controls and Procedures. To the Company’s Knowledge, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures reasonably designed to provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Governmental Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

4.21 Customers and Suppliers. The relationships of the Company with its customers and suppliers are maintained on commercially reasonable terms. To the Company’s Knowledge, no customer or supplier of the Company has any plan or intention to terminate its agreement with the Company, which termination would reasonably be expected to have a Material Adverse Effect.

4.22 Exchange Act Registration; Principal Market. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Global Market. The Company currently meets the continuing eligibility requirements for quotation on the Nasdaq Global Market and has not received any notice from such service that it may not currently satisfy such requirements or that such continued quotation is in any way threatened. The Company has taken no action designed to, or which, to the Knowledge of the Company, may have the effect of, terminating the registration of the Common Stock under the Exchange Act or qualification to have the Common Stock quoted on the Nasdaq Global Market.

4.23 Disclosure. The representations, warranties and written statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

5. COVENANTS AND AGREEMENTS.

5.1 Public Disclosure by the Company. The Company shall: (i) on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the Execution Date, issue a press release disclosing the material terms of this Agreement and the transactions contemplated hereby, and (ii) on or prior to 5:30 p.m. (eastern time) on the fourth Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby; provided, however, that counsel to the Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

5.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for its ordinary course of business operations and working capital purposes.

5.3 Use of Investor’s Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, the Investor’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

5.4 Indemnification of the Investor. The Company shall indemnify and hold the Investor and its directors, officers, shareholders, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing of such action and the facts related thereto, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing (it being expressly understood by the parties that nothing in this Agreement shall be construed as granting such authorization), (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a conflict on any material issue between the position of the Company and the position of such Investor Party. The Company shall not be liable to any Investor Party under this Agreement (x) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement.

5.5 Limitations on Disposition. The Investor shall not sell, transfer, assign or dispose of any Shares, unless:

(a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) the Investor has notified the Company in writing of any such disposition, and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such Shares under the Securities Act; provided, however, that no such opinion of counsel shall be required (i) if the sale, transfer, assignment or disposition is made to an Affiliate of the Investor, (ii) if the sale, transfer, assignment or disposition is made pursuant to Rule 144 and the Investor provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144, or (iii) if in connection with a bona fide pledge or hypothecation of any Shares under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Shares by such broker-dealer or other financial institution following the Investor’s default under such margin arrangement.

In the event the Investor desires to sell, transfer, assign or dispose of any Shares after holding such Shares for not less than six months, the Company shall use its reasonable best efforts to ensure that the Investor is able to effectuate such proposed sale, transfer, assignment or disposition in compliance with all applicable Governmental Requirements.

6.	MISCELLANEOUS.

6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign its rights and obligations hereunder in connection with any private sale of the Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto, and such assignment complies with applicable Governmental Requirements. The Company may not assign its rights or obligations under this Agreement.

6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

6.4 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(b).

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by e-mail or facsimile transmission.

6.6 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile receipt, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) if sent by a nationally recognized overnight courier, upon receipt from such courier and (iii) if sent by U.S. mail (certified or registered mail, return receipt requested, postage prepaid), upon receipt of such mail, addressed as follows:

If to the Company:

Ener1, Inc.
1540 Broadway, Suite 25C
New York, NY 10036
Attn: General Counsel
Tel: (212) 920-3500
Fax: (212) 920-3510

With a copy (which shall not constitute notice) to:

Mazzeo Song & Bradham LLP
708 Third Avenue
New York, NY 10017
Attn: David S. Song
Tel: (212) 599-0700
Fax: (212) 599-8400

and if to the Investor, to such address for the Investor as shall appear opposite the Investor’s name on Exhibit A, or as shall be designated by the Investor in writing to the Company in accordance with this Section 6.7.

6.8 Expenses. The Company and the Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

6.9 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, none of the provisions of this Agreement may be amended or waived except pursuant to a written instrument executed by the Company and the Investor. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ENER1, INC.

By:	_______________________________ Name:
Title:

ITOCHU CORPORATION

By:	_______________________________ Name:
Title:

Exhibit A

Investor	Notice Information	Shares Purchased

ITOCHU Corporation TOKVU Section		US$20,000,000 3,236,246 Shares